SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 16


74U. 1  Number of shares outstanding (000's Omitted)
        Class A                                                      9,518
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      1,365
        Class C                                                      2,564
        Class R                                                        296
        Institutional Class                                            346


74V. 1  Net asset value per share (to nearest cent)
        Class A                                                     $16.73
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                     $16.30
        Class C                                                     $16.30
        Class R                                                     $16.59
        Institutional Class                                         $16.94